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Exhibit 99(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the references to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and "General Information—Financial Statements" in the Statement of Additional Information in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-2, No. 333-218384) of RMR Real Estate Income Fund, and to the incorporation by reference of our report, dated February 17, 2017, on RMR Real Estate Income Fund included in the Annual Report for the fiscal year ended December 31, 2016.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 27, 2017

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  Exhibit 99(n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM